EXHIBIT 10.1

DEBT EXCHANGE AND PREFERRED STOCK CONVERSION AGREEMENT

THIS DEBT EXCHANGE AND PREFERRED STOCK CONVERSION AGREEMENT (“Agreement”), dated as of February 1, 2010, among Frederick’s of Hollywood Group Inc., a New York corporation (the “Company”), Fursa Capital Partners LP (“Fursa Capital”), Fursa Master Rediscovered Opportunities L.P. (“Fursa Opportunities”), Blackfriars Master Vehicle LLC – Series 2 (“Blackfriars”) and Fursa Master Global Event Driven Fund L.P. (“Fursa Master”).  Each of Fursa Capital, Fursa Opportunities, Blackfriars and Fursa Master is referred to herein as a “Holder” and collectively such parties are referred to herein as the “Holders.”

WHEREAS, the Company has an aggregate of approximately $14,000,000 principal amount of long term debt outstanding including accrued interest thereon due to the Holders (the “Tranche C Debt”);

WHEREAS, the Holders own an aggregate of $7,500,000 of shares of the Company’s Series A Preferred Stock (“Series A Preferred Stock”) and have accrued dividends of approximately $1,100,000 of shares of Series A Preferred Stock;

WHEREAS, the Company has requested that the Holders exchange the outstanding principal amount of the Tranche C Debt, together with all accrued interest, and convert the Series A Preferred Stock, together with all accrued dividends (collectively, the “Transaction”), for shares of common stock, par value $.01 per share, of the Company (“Common Stock”) as set forth herein;

NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements of the parties hereinafter set forth, the parties hereto hereby agree as follows:

1.            Debt Exchange and Preferred Stock Conversion.

(a)           The Holders hereby agree, subject to the conditions set forth herein, to exchange the principal amount of the Tranche C Debt, together with all accrued interest (approximately $14,000,000) (collectively, the “Tranche C Debt Value”), and convert approximately $8,600,000 of the Series A Preferred Stock in accordance with its terms at a conversion price of $4.96 per share, together with all accrued dividends (collectively, the “Preferred Stock Value” and, together with the Tranche C Debt Value, the “Aggregate Value”), for an aggregate number of shares of Common Stock equal to 50% of the Aggregate Value as of the Closing (defined below) divided by the volume weighted average price of the Common Stock for the five (5) trading days prior to and the five (5) trading days including and after the public announcement of the execution of this Agreement, subject to appropriate adjustment for reclassifications, stock splits, stock dividends, spin-offs or distributions, share combinations or other similar changes affecting the Common Stock as a whole (the “Conversion Price”).  The shares of Common Stock issuable upon exchange of the Tranche C Debt are referred to herein as the “Debt Exchange Shares” and the Debt Exchange Shares together with the shares issuable upon conversion of the Series A Preferred Stock are referred to collectively herein as the “Exchange Shares.”  The Company and the Holders further agree to apply receipt of the Debt Exchange Shares first to the principal portion of the Tranche C Debt and then to the accrued interest. To the extent possible, the Company and the Holders shall treat the Transaction as a tax-free reorganization pursuant to Internal Revenue Code Section 368(a)(1)(E).

(b)           At the Company’s 2010 Annual Meeting of Shareholders (“Shareholder Meeting”), the Company will present the Transaction to shareholders for their approval.  In connection with such Shareholder Meeting, the Company will prepare and mail to its shareholders as promptly as practicable a proxy statement and all other proxy materials (the “Proxy Statement”) for such meeting.  The Company and the Holders shall cooperate with each other in all reasonable respects with the preparation of the Proxy Statement and any amendment or supplement thereto.  The Company shall notify the Holders of the receipt of any comments of the Securities and Exchange Commission (“Commission”) with respect to the Proxy Statement and any requests by the Commission for any amendment or supplement thereto or for additional information, and shall provide to them promptly copies of any correspondence between the Company or its counsel and the Commission with respect to the Proxy Statement.  The Company shall give the Holders and their counsel the opportunity to review the Proxy Statement and all responses to requests for additional information by and replies to comments of the Commission before their being filed with, or sent to, the Commission.  The Company will use its commercially reasonable efforts, after consultation with the Holders, to respond promptly to all such comments of and requests by the Commission and to cause the Proxy Statement to be mailed to the Company’s shareholders entitled to vote at the Shareholder Meeting at the earliest practicable time.

(c)           The Company will use its commercially reasonable efforts to obtain the necessary approvals by its shareholders for the Transaction and any related matters (“Shareholder Approval”) at the Shareholder Meeting and shall cause its Board of Directors to include in the Proxy Statement its recommendation that the Company’s shareholders vote in favor of the matters presented in the Proxy Statement.  In the event that Shareholder Approval is not obtained on the date on which the Shareholder Meeting is initially convened, the Board of Directors of the Company shall adjourn the meeting from time to time as necessary for the purpose of obtaining Shareholder Approval and shall use its commercially reasonable efforts during any such adjournments to obtain Shareholder Approval.

(d)           By executing this Agreement, each Holder hereby appoints Thomas J. Lynch or Thomas Rende, or either of them, with full power of substitution, as its agent, attorney and proxy, representing an irrevocable proxy pursuant to Section 609 of the New York Business Corporation Law, coupled with an interest, so as to vote all the shares of Common Stock held by the Holders in accordance with the vote of a majority of votes cast at the Shareholder Meeting excluding the shares held by the Holders.

(e)           The Company shall comply with all legal requirements applicable to the Shareholder Meeting and take such other actions as may be necessary to effectuate the Transaction, including, but not limited to, providing notices to, and responding to queries from, all applicable regulatory authorities and stock exchanges and obtaining all necessary third party consents.

(f)           Subject to the terms and conditions of this Agreement, the consummation of the Transaction contemplated by this Agreement shall take place at a closing (“Closing”) to be held at 10:00 a.m., local time, on the fourth business day after the date on which the last of the conditions set forth in Section 4(c) below is fulfilled, at the offices of Graubard Miller, The Chrysler Building, 405 Lexington Avenue, New York, New York 10174, or at such other time, date or place as the parties may agree upon in writing.  The Company shall send to the Holders at least two business days prior to the Closing a notice indicating the amount of interest accrued on the Tranche C Debt and the amount of dividends accrued on the Series A Preferred Stock through the date of the Closing and the number of Exchange Shares each Holder will be issued upon the Closing.  At the Closing, the Holders shall deliver any and all documentation evidencing the Tranche C Debt and certificates representing the Series A Preferred Stock, together with stock powers medallion guaranteed, for cancellation and the Company shall deliver to the Holders certificates representing the Exchange Shares.  From and after the Closing, any and all documentation evidencing the Tranche C Debt and any certificates representing the Series A Preferred Stock shall represent solely the right to receive the Exchange Shares.  In the event that as a result of the Transaction, fractions of shares would be required to be issued, such fractional shares shall be rounded up or down to the nearest whole share.  The Company shall pay any documentary, stamp or similar issue or transfer tax due on such Transaction, except that the Holders shall pay any such tax due because the Exchange Shares are issued in a name other than the Holders’.

(g)           On the Closing, the Company shall issue to the Holders warrants (“Warrants”) to purchase an aggregate of 1,500,000 shares of Common Stock (“Warrant Shares”) in the form attached hereto as Exhibit A.  The Warrants shall be issued as follows: (i) a three-year Warrant to purchase 500,000 Warrant Shares at an exercise price equal to 150% of the Conversion Price, (ii) a five-year Warrant to purchase 500,000 Warrant Shares at an exercise price equal to 175% of the Conversion Price and (iii) a seven-year Warrant to purchase 500,000 Warrant Shares at an exercise price equal to 200% of the Conversion Price.  Notwithstanding the foregoing, the exercise price of the Warrants shall not be less than the closing price of the Common Stock on the Closing.

2.             Representations and Warranties of Company.  The Company hereby represents and warrants to the Holders as follows:

(a)           As of the date hereof, the Company has 200,000,000 shares of Common Stock authorized, of which 26,418,185 shares of Common Stock are issued and outstanding, and 10,000,000 shares of preferred stock authorized, of which 3,629,325 shares of Series A Preferred Stock are issued and outstanding and are convertible into 1,512,219 shares of Common Stock, and 544,399 shares of Series A Preferred Stock representing accrued dividends are convertible into 226,833 shares of Common Stock.  As of the date hereof, the Company has reserved for issuance 2,914,315 shares of Common Stock upon exercise of all outstanding options and warrants.  All of the issued and outstanding shares of Common Stock are, and all shares reserved for issuance will be, upon issuance in accordance with the terms specified in the instruments or agreements pursuant to which they are issuable, duly authorized, validly issued, fully paid and nonassessable.  The Exchange Shares to be issued and delivered to the Holders upon exchange of the Tranche C Debt and conversion of the Series A Preferred Stock have been duly authorized and when issued upon exchange of the Tranche C Debt and conversion of the Series A Preferred Stock, will be validly issued, fully-paid and non-assessable.  The Warrants to be issued and delivered to the Holders upon the Closing have been duly authorized and the Warrant Shares, when issued upon exercise of the Warrants against payment therefore, will be validly issued, fully-paid and non-assessable.

(b)           The Company has full legal power to execute and deliver this Agreement and, subject to receipt of Shareholder Approval, to perform its obligations hereunder.  All acts required to be taken by the Company to enter into this Agreement and, subject to receipt of Shareholder Approval, to carry out the transactions contemplated hereby have been properly taken, and this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar legal requirements affecting the enforcement of creditors’ rights generally and by general principles of equity, and does not conflict with, result in a breach or violation of or constitute (or with notice of lapse of time or both constitute) a default under any instrument, contract or other agreement to which the Company or its subsidiaries is a party.

(c)           The affirmative vote of the holders of record of at least a majority of the shares of Common Stock (together with the Series A Preferred Stock voting on an as converted basis with the Common Stock) cast at the Shareholder Meeting with respect to the matters referred to in Section 1 hereof is the only vote of the holders of any class or series of the capital stock of the Company required to approve the transactions contemplated hereby.

(d)           No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

(e)           The Company has delivered or made available to the Holders prior to the execution of this Agreement, true and complete copies of all periodic reports, registration statements and proxy statements filed by it with the Commission since July 27, 2008.  Each of such filings with the Commission (collectively, the “SEC Filings”), as of its filing date, complied in all material respects with the requirements of the rules and regulations promulgated by the Commission with respect thereto and did not contain any untrue statement of a material fact or omit a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances in which such statements were made.

(f)            Since October 24, 2009, except as disclosed in the SEC Filings filed by the Company with the Commission before the date of this Agreement, the Company and its subsidiaries, taken as a whole, has not suffered any material adverse change in its assets, liabilities, financial condition, results of operations or business, except for those occurring as a result of general economic or financial conditions affecting the United States as a whole or the region in which the Company conducts its business or developments that are not unique to the Company but also affect other entities engaged or participating in the women’s intimate apparel industry generally in a manner not materially less severely.  For purposes of this section, revenues and operating results materially consistent with the Company’s revenues and operating results for the quarter ended October 24, 2009, as reflected in the Company’s Quarterly Report on Form 10-Q for the quarter ended October 24, 2009, shall not be deemed a material adverse change.

(g)           No information to be contained in the Proxy Statement to be prepared pursuant to this Agreement and no representation or warranty by the Company contained in this Agreement contains any untrue statement of a material fact or omits a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which such statements were made.

(h)           Since October 24, 2009 and except as disclosed in the SEC Filings filed by the Company with the Commission before the date of this Agreement, the Company has conducted its business in compliance in all material respects with all applicable laws, rules, regulations, court or administrative orders and processes and rules, directives and orders of regulatory and self-regulatory agencies and bodies, except as would not reasonably be expected, singly or in the aggregate, to be materially adverse to the business, assets or financial condition of the Company.

3.             Representations and Warranties of the Holders.  Each Holder jointly and severally represents and warrants to the Company as follows:

(a)           The Holder has full legal power to execute and deliver this Agreement and to perform its obligations hereunder.  All acts required to be taken by the Holder to enter into this Agreement and to carry out the transactions contemplated hereby have been properly taken; and this Agreement constitutes a legal, valid and binding obligation of the Holder enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar legal requirements affecting the enforcement of creditors’ rights generally and by general principles of equity.

(b)           The Holder has reviewed the SEC Filings of the Company.

(c)           The Holder has been given an opportunity to ask questions and receive answers from the officers and directors of the Company and to obtain additional information from the Company.

(d)           The Holder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Company’s securities and has obtained, in its judgment, sufficient information about the Company to evaluate the merits and risks of an investment in the Company.

(e)           The Holder is relying solely on the representations and warranties contained in Section 2 hereof and in certificates delivered hereunder, as well as the SEC Filings, in making its decision to enter into this Agreement and consummate the transactions contemplated hereby and no oral representations or warranties of any kind have been made by the Company or its officers, directors, employees or agents to the Holder.

(f)           No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Holder.

(g)           The Exchange Shares and Warrant Shares are to be acquired for the Holder’s own account and is not intended to be sold or otherwise disposed of in violation of the securities laws of the United States.

(h)           The Holder is an “accredited investor” within the meaning of Rule 501(a) under the Securities Act of 1933, as amended (“Securities Act”).

(i)           The Holder understands that the Exchange Shares and Warrant Shares are not registered under the Securities Act or in any state and that such securities may not be sold unless they are subsequently registered or an exemption from such registration is available.  The Holder acknowledges that the certificates representing the Exchange Shares and Warrant Shares may contain legends to reflect the foregoing.

4.             Conditions.

(a)           The obligations of the Company to consummate the transactions contemplated by this Agreement, including the Transaction, shall be subject to the fulfillment of the following conditions:

(i)           The representations and warranties of the Holders set forth in Section 3 hereof shall be true and correct in all material respects on and as of the Closing and a certificate certifying such shall be delivered.

(ii)           All proceedings, corporate or otherwise, to be taken by the Holders in connection with the consummation of the transactions contemplated by this Agreement shall have been duly and validly taken and all necessary consents, approvals or authorizations of any governmental or regulatory authority or other third party required to be obtained by the Company or the Holders shall have been obtained in form and substance reasonably satisfactory to the Company.

(iii)           Shareholder Approval shall be obtained by the necessary affirmative vote of the shareholders of the Company as described above in Section 2(c).

(iv)           The Holders shall have delivered to the Company any and all documentation evidencing the Tranche C Debt and certificates representing the Series A Preferred Stock, together with stock powers medallion guaranteed, for cancellation.

(v)           All necessary documentation, including UCC-3 termination statements, shall have been filed terminating the security interest evidenced by the Tranche C Debt.

(vi)           The Holders shall have delivered the Lockup Agreements (defined below).

(b)           The obligation of the Holders to consummate the transactions contemplated by this Agreement, including the Transaction, shall be subject to the fulfillment of the following conditions:

(i)           The representations and warranties of the Company set forth in Section 2 hereof shall be true and correct in all material respects on and as of the Closing and a certificate certifying such shall be delivered.

(ii)           All proceedings, corporate or otherwise, required to be taken by the Company on or prior to such date in connection with the consummation of the transactions contemplated by this Agreement shall have been duly and validly taken and all necessary consents, approvals or authorizations of any governmental or regulatory authority or other third party required to be obtained by the Company or the Holders shall have been obtained in form and substance reasonably satisfactory to the Holders.

(iii)         Shareholder Approval shall be obtained by the necessary affirmative vote of the shareholders of the Company as described above in Section 2(c).

(iv)         The Company shall have caused the Debt Exchange Shares and Warrant Shares to be approved for listing on the NYSE Amex or any national securities exchange on which the Common Stock is then listed.

5.             Registration.

(a)(i)        To the extent not previously registered for resale, the Company shall file a registration statement (the “Required Registration Statement”) to register the Exchange Shares and the Warrant Shares to be received by the Holder under this Agreement (collectively the “Registrable Securities”) for resale pursuant to the Securities Act, as soon as practicable after the date hereof.  The Company shall use commercially reasonable efforts to cause the Required Registration Statement to be declared effective by the Commission as promptly as practicable thereafter.  Each Holder hereby agrees that it will not sell, assign or transfer any shares of Common Stock owned by such Holder, including the Registrable Securities, in the open market for a period of 12 months from the Closing (“Restricted Period”); provided, however, that the Restricted Period shall terminate with respect to an aggregate of 250,000 shares of Common Stock on each one month anniversary of the Closing.  Each Holder shall be permitted to transfer any shares of Common Stock owned by such Holder, including the Registrable Securities, to an affiliated entity or its members, partners, officers, directors or shareholders, provided that such transferee shall agree to continue to be bound by the foregoing restriction.  On the Closing, each Holder will enter into a lockup agreement (collectively, the “Lockup Agreements”) in a form mutually satisfactory to the Company and the Holders evidencing such restrictions.

(ii)           In connection with the foregoing, the Company will, as expeditiously as possible, use its commercially reasonable efforts to:  (A) furnish to the Holders copies of reasonably complete drafts of all such documents proposed to be filed (including exhibits), and the Holders shall have the opportunity to object to any information pertaining solely to it that is contained therein and the Company will make the corrections reasonably requested by any of them with respect to such information prior to filing the Required Registration Statement or amendment; (B) prepare and file with the Commission such amendments and supplements to such Required Registration Statement and any prospectus used in connection therewith as may be necessary to maintain the effectiveness of such registration statement and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement; (C) promptly notify the Holders:  (1) when the Required Registration Statement or any prospectus used in connection therewith, or any amendment or supplement thereto, has been filed and, with respect to such registration statement or any post-effective amendment thereto, when the same has become effective; (2) of any written comments from the Commission with respect to any filing referred to in clause (A) and of any written request by the Commission for amendments or supplements to the Required Registration Statement or prospectus; and (3) of the notification to the Company by the Commission of its initiation of any proceeding with respect to the issuance by the Commission of, or of the issuance by the Commission of, any stop order suspending the effectiveness of such registration statement; (D) furnish the Holders such number of copies of the prospectus contained in the Required Registration Statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 promulgated under the Securities Act relating to the Registrable Securities, and such other documents, as the Holders may reasonably request to facilitate the disposition of its Registrable Securities; (E) notify the Holders at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which any prospectus included in the Required Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and at the request of the Holders promptly prepare and furnish such Holders a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (F) make available for inspection by the Holders and any attorney, accountant or other agent retained by the Holders (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with the Required Registration Statement, and permit the Inspectors to participate in the preparation of such registration statement and any prospectus contained therein and any amendment or supplement thereto.

(b)           The Company shall bear all fees and expenses attendant to registering the Registrable Securities, but the Holders shall pay any and all sales commissions and the expenses of any legal counsel selected by it to represent it in connection with the sale of the Registrable Securities.  The Company shall use its commercially reasonable efforts to cause the Required Registration Statement to remain effective until all the Registrable Securities registered thereunder are sold or until the delivery to the Holders of an opinion of counsel to the Company to the effect set forth in Section 5(i) below.

(c)(i)        The Company will indemnify the Holders, their directors and officers and each underwriter, if any, and each person who controls any of them within the meaning of the Securities Act or the Exchange Act, against all claims, losses, damages and liabilities (or actions or proceedings, commenced or threatened, in respect thereof), joint or several, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any registration, qualification or compliance pursuant to this Section 5 or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company in connection with any such registration, qualification or compliance, and will reimburse the Holders, their directors and officers, each such underwriter and each person who controls any of them within the meaning of the Securities Act or the Exchange Act for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action or proceeding; provided that the Company will not be liable to the Holders in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by or on behalf of the Holders specifically stating that it is intended for inclusion in any registration statement under which Registrable Securities are registered. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Holders or any such director, officer or controlling person, and shall survive the transfer of such securities by the Holders.

(ii)           The Holders shall indemnify the Company, each of its directors and officers and each underwriter, if any, of the Company’s securities covered by such registration statement, each person who controls the Company or such underwriter within the meaning of the Securities Act and the Exchange Act and the rules and regulations thereunder, each other securityholder participating in such distribution and each of their officers and directors and each person controlling such other securityholder, against all claims, losses, damages and liabilities (or actions or proceedings, commenced or threatened, in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such other security holders, directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action or proceeding, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such document in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Holders specifically stating that it is intended for inclusion in such document. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person, and shall survive the transfer of such securities by the Holders.

(d)           In order to provide for just and equitable contribution under the Securities Act in any case in which (A) any person entitled to indemnification under Section (c) makes a claim for indemnification pursuant hereto but such indemnification is not enforced in such case notwithstanding the fact that this section provides for indemnification in such case, or (B) contribution under the Securities Act, the Exchange Act or otherwise is required on the part of any such person in circumstances for which indemnification is provided under this section, then, and in each such case, the Company and the Holders shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement (including legal and other expenses reasonably incurred in connection with investigation or defense) incurred by the Company and the Holders, as incurred, in proportion to their relative fault and the relative knowledge and access to information of the Securities Indemnifying Party (defined below), on the one hand, and the Securities Indemnified Party (defined below), on the other hand, concerning the matters resulting in such losses, liabilities, claims, damages and expenses, the opportunity to correct and prevent any untrue statement or omission, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission of a material fact relates to information supplied by the Securities Indemnifying Party, on the one hand, or the Securities Indemnified Party, on the other hand, and any other equitable considerations appropriate under the circumstances; provided that no person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this section, each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Company.

(e)           Each party desiring indemnification or contribution under Section 5(c) and 5(d) hereof (the “Securities Indemnified Party”) shall give notice to the party required to provide indemnification or contribution (the “Securities Indemnifying Party”) promptly after such Securities Indemnified Party has actual knowledge of any claim as to which indemnity or contribution may be sought, and shall permit the Securities Indemnifying Party to assume, at its sole cost and expense, the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Securities Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Securities Indemnified Party (whose approval shall not be unreasonably withheld).  The Securities Indemnified Party may participate in such defense at the Securities Indemnified Party's expense unless (A) the employment of counsel by the Securities Indemnified Party has been authorized in writing by the Securities  Indemnifying Party, (B) the Securities Indemnified Party has been advised by such counsel employed by it that there are legal defenses available to it involving potential conflict with those of the Securities Indemnifying Party (in which case the Securities Indemnifying Party will not have the right to direct the defense of such action on behalf of the Securities Indemnified Party), or (C) the Securities Indemnifying Party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees and expenses of counsel for the Securities Indemnified Party shall be at the expense of the Securities Indemnifying Party. The failure of any Securities Indemnified Party to give notice as provided herein shall not relieve the Securities Indemnifying Party of its obligations under this Section 5.  No Securities Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Securities Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Securities Indemnified Party of a release from all liability in respect to such claim or litigation. No Securities Indemnified Party shall settle any claim or demand without the prior written consent of the Securities Indemnifying Party (which consent will not be unreasonably withheld).  Each Securities Indemnified Party shall furnish such information regarding itself or the claim in question as the Securities Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.  The provisions of Section 5(c) and 5(d) shall be in addition to any other rights to indemnification or contribution which an Indemnified Party may have pursuant to law, equity, contract or otherwise.

(f)           Each Holder shall furnish to the Company such information regarding itself and the distribution proposed by it as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Section 5.

(g)           The Company shall comply with all of the reporting requirements of the Exchange Act and with all other public information reporting requirements of the Commission, which are conditions to the availability of Rule 144 for the sale of the Common Stock. The Company shall cooperate with the Holders in supplying such information as may be necessary for the Holders to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of Rule 144.

(h)           The Company represents and warrants to the holders of Registrable Securities that the granting of the registration rights to the Holders hereby does not and will not violate any agreement between the Company and any other security holders with respect to registration rights granted by the Company.

(i)           The rights granted under this Section 5 shall terminate upon delivery to the Holders of an opinion of counsel to the Company reasonably satisfactory to the Holders to the effect that such rights are no longer necessary for the public sale of the Registrable Securities without restriction as to the number of securities that may be sold at any one time or the manner of sale.

(j)            The rights granted under this Section 5 shall not be transferable.

6.             Press Release; Filings.  Promptly after execution of this Agreement, the Company shall issue a press release announcing the Transaction.  The Company shall also file with the Commission a Current Report on Form 8-K with respect to the transactions contemplated hereby.  The Company shall provide the Holders with drafts of both the press release and Form 8-K and a reasonable opportunity to comment thereon.  No party hereto shall make any public announcements in respect of this Agreement or the transactions contemplated herein inconsistent with the press release and Form 8-K without the prior approval of the other parties as to the form and content thereof, which approval will not be unreasonably withheld.  Notwithstanding the foregoing, any disclosure may be made by a party which its counsel advises is required by applicable law or regulation, in which case the other party shall be given such reasonable advance notice as is practicable in the circumstances and the parties shall use their best efforts to cause a mutually agreeable release or announcement to be issued.  The parties may also make appropriate disclosure of the transactions contemplated by this Agreement to their officers, directors, agents and employees.

7.             Termination.  This Agreement may be terminated no later than the Closing:

(a)           At the option of any party in the event that the transactions contemplated by this Agreement have not occurred by July 31, 2010 and such delay was not as a result of any breach of this Agreement by the terminating party;

(b)           By the Holders if the Company’s Board of Directors failed to recommend or withdrew or modified in a manner adverse to the Holders its approval or recommendation of the Transaction;

(c)           At the option of any party in the event that Shareholder Approval was not obtained at the Shareholder Meeting and any adjournment thereof;

(d)           At the option of any party if any other party has materially breached a term of this Agreement and has not cured such breach within 30 days; or

(e)           At the option of any party if any competent regulatory authority shall have issued an order making illegal or otherwise restricting, preventing, prohibiting or refusing to approve the transactions contemplated hereby, and such order shall have become final and non-appealable.

8.            Miscellaneous.

(a)           Section headings used in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

(b)          This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same agreement.

(c)           This Agreement shall be a contract made under and governed by the laws of the State of New York.

(d)           All obligations of the Company and rights of the Holders expressed herein shall be in addition to and not in limitation of those provided by applicable law.

(e)           The rights and obligations under this Agreement are not assignable.  This Agreement shall be binding upon the Company, the Holders and their respective successors and permitted assigns, and shall inure to the benefit of the Company, the Holders and their respective successors and permitted assigns.

(f)           The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other person or entity.

(g)           All amendments or modifications of this Agreement and all consents, waivers and notices delivered hereunder or in connection herewith shall be in writing.

(h)           This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties with respect thereto.

9.            WAIVER OF JURY TRIAL.  EACH OF THE COMPANY AND THE HOLDERS HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

10.          Specific Performance.  The parties hereto acknowledge and agree that any remedy at law for any breach of the provisions of this Agreement would be inadequate, and each party hereto hereby consents to the granting by any court of an injunction or other equitable relief, without the necessity of actual monetary loss being proved, in order that the breach or threatened breach of such provisions may be effectively restrained.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

FREDERICK’S OF HOLLYWOOD GROUP INC.

By:	/s/ Thomas Rende
Name: Thomas Rende
Title: Chief Financial Officer

FURSA CAPITAL PARTNERS LP

By:	/s/ William F. Harley
Name: William F. Harley
Title: Chief Investment Officer

FURSA MASTER REDISCOVERED OPPORTUNITIES L.P.

By:	/s/ William F. Harley
Name: William F. Harley
Title: Chief Investment Officer

BLACKFRIARS MASTER VEHICLE LLC – SERIES 2

By:	/s/ William F. Harley
Name: William F. Harley
Title: Chief Investment Officer

FURSA MASTER GLOBAL EVENT DRIVEN FUND L.P.

By:	/s/ William F. Harley
Name: William F. Harley
Title: Chief Investment Officer

Exhibit A
Form of Warrant

THE SECURITIES REPRESENTED BY THIS WARRANT HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT (THE “WARRANT SHARES”) MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE SECURITIES ACT OR UNDER STATE SECURITIES LAWS.  THIS WARRANT AND THE WARRANT SHARES MAY NOT BE PLEDGED, SOLD, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO THE EXPRESS PROVISIONS OF THIS WARRANT, AND NO SALE, ASSIGNMENT, TRANSFER, OR OTHER DISPOSITION OF THIS WARRANT SHALL BE VALID OR EFFECTIVE UNLESS AND UNTIL SUCH PROVISIONS SHALL HAVE BEEN COMPLIED WITH.

Date of Issuance: ______ __, 2010

FREDERICK’S OF HOLLYWOOD GROUP INC.

Common Stock Purchase Warrant

(Void after ______________)

Frederick’s of Hollywood Group Inc., a Delaware corporation (the “Company”), for value received, hereby certifies and agrees that ___________ or its registered assigns (the “Registered Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at any time or from time to time on or after the date hereof (the “Date of Issuance”) and on or before _______________ [three, five or seven years from closing] at not later than 5:00 p.m. New York time (such date and time, the “Expiration Time”), _________ (________) duly authorized, validly issued, fully paid and nonassessable shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”) at an initial exercise price equal to $____ [150%, 175% or 200% of the conversion price, but not less than the closing price of the Company’s common stock on the date of issuance] per share, subject to adjustment in certain cases as described herein. The shares purchasable upon exercise of this Warrant, and the purchase price per share, are hereinafter referred to as the “Warrant Shares” and the “Exercise Price,” respectively.  The term “Warrant” as used herein shall include this Warrant and any other warrants delivered in substitution or exchange therefor, as provided herein.

This Warrant is issued pursuant to that certain Debt Exchange and Preferred Stock Conversion Agreement of even date herewith between the Company and the Registered Holder (the “Exchange and Conversion Agreement”).  The Warrant Shares are entitled to the benefits of the registration rights set forth in the Exchange and Conversion Agreement.

1.           Exercise.

1.1.         Method of Exercise

(a)  This Warrant may be exercised by the Registered Holder, in whole or in part, by surrendering this Warrant, with a Notice of Exercise in the form of Annex A hereto (the “Notice of Exercise”) duly executed by such Registered Holder or by such Registered Holder’s duly authorized attorney, at the principal office of the Company set forth in Section 11 hereof, or at such other office or agency as the Company may designate in writing pursuant to Section 11 hereof (the “Company’s Office”), accompanied by payment in full with good, cleared funds, in lawful money of the United States, of the Exercise Price payable in respect of the number of shares of Warrant Shares purchased upon such exercise or by surrendering the Warrant pursuant to Section 1.2 below.

(b)  Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which the appropriate Annex form shall be received by the Company as provided in Section 1.1(a) hereof. At such time, the person or persons in whose name or names any certificates for Warrant Shares shall be issuable upon such exercise as provided in Section 1.1(c) hereof shall be deemed to have become the holder or holders of record of the Warrant Shares represented by such certificates.

(c)  As soon as practicable after the exercise of this Warrant, in full or in part, and in any event within ten (10) days thereafter, the Company, at its expense, will cause to be issued in the name of, and delivered to, the Registered Holder, or as such Registered Holder (upon payment by such Registered Holder of any applicable transfer taxes) may direct:

(i)           a certificate or certificates for the number of full Warrant Shares to which such Registered Holder shall be entitled upon such exercise (or evidence that such Warrant Shares have been issued in the name of the Registered Holder in book entry form) plus, in lieu of any fractional share to which such Registered Holder would otherwise be entitled, cash in an amount determined pursuant to Section 3 hereof; and

(ii)          in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, representing in the aggregate on the face or faces thereof the number of Warrant Shares equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the number of such shares purchased by the Registered Holder upon such exercise or surrender as provided herein.

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1.2          Exercise by Surrender of Warrant.  In addition to the method of payment set forth in Section 1.1 and in lieu of any cash payment required thereunder, the Warrant may be exercised by surrendering the Warrant in the manner specified in this Section 1, together with irrevocable instructions to the Company to issue in exchange for the Warrant the number of shares of Common Stock equal to the product of (x) the number of Warrant Shares multiplied by (y) a fraction, the numerator of which is the Market Value (as defined below) of the Common Stock less the Exercise Price and the denominator of which is such Market Value. As used herein, the phrase “Market Value” at any date shall be deemed to be the volume weighted average of the last reported sale prices of the Common Stock for the last ten (10) Trading Days prior to the date of exercise, as officially reported by the principal securities exchange on which the Common Stock is listed or admitted to trading, or, if the Common Stock is traded “over the counter”, by a quotation system (including the pink sheets or Nasdaq OTC Electronic Bulletin Board) covering such trades or if the Common Stock is not listed or admitted to trading on any national securities exchange or sold “over the counter,” the average closing bid price as furnished by the Financial Industry Regulatory Authority through Nasdaq or similar organization if Nasdaq is no longer reporting such information, or if the Common Stock is not quoted on Nasdaq or traded “over the counter,” as determined in good faith by resolution of the Board of Directors of the Company, based on the best information available to it.  “Trading Day” shall mean a day during which trading in securities generally occurs in the applicable securities market or on the principal securities exchange or bulletin board on which the Common Stock is then traded, listed or quoted.

2.            Shares to be Fully Paid; Reservation of Shares. The Company covenants that all shares of Common Stock which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance by the Company, be duly and validly issued, fully paid and nonassessable, and free from preemptive rights and free from all taxes, liens, duties and charges with respect thereto and, in addition, the Company covenants that it will from time to time take all such action as may be requisite to assure that the par value per share of the Common Stock is at all times equal to or less than the effective Exercise Price.  The Company further covenants that, from and after the Date of Issuance and during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved, free from preemptive rights, out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the exercise of this Warrant, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant.  If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the exercise of this Warrant, the Company shall take any and all corporate action as is necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.  The Company will take all such action within its control as may be necessary on its part to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirements of any national securities exchange upon which the Common Stock of the Company may be listed.

3.           Fractional Shares. The Company shall not be required upon the exercise of this Warrant to issue any fractional shares, but shall make an adjustment therefor in cash on the basis of the Market Value for each fractional share of the Company’s Common Stock which would be issuable upon exercise of this Warrant.

4.           Requirements for Transfer.

(a)  Warrant Register. The Company will maintain a register (the “Warrant Register”) containing the names and addresses of the Registered Holder or Registered Holders. Any Registered Holder of this Warrant or any portion thereof may change its address as shown on the Warrant Register by written notice to the Company requesting such change, and the Company shall promptly make such change. Until this Warrant is transferred on the Warrant Register of the Company, the Company may treat the Registered Holder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary, provided, however, that if and when this Warrant is properly assigned in blank, the Company may, but shall not be obligated to, treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

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(b)  Warrant Agent. The Company may, by written notice to the Registered Holder, appoint an agent for the purpose of maintaining the Warrant Register referred to in Section 4(a) hereof, issuing the Common Stock issuable upon the exercise of this Warrant, exchanging this Warrant, replacing this Warrant or any or all of the foregoing. Thereafter, any such registration, issuance, exchange, or replacement, as the case may be, may be made at the office of such agent.

(c)  Transfer. Subject to the provisions of applicable securities laws and this Section 4, this Warrant and all rights hereunder are transferable, in whole or in part, upon the surrender of this Warrant with a properly executed Assignment Form in substantially the form attached hereto as Annex B (the “Assignment”) at the principal office of the Company.

(d)  Exchange of Warrant Upon a Transfer. On surrender of this Warrant for exchange, properly endorsed on the Assignment and subject to the provisions of this Warrant and limitations on assignments and transfers as contained in this Section 4, the Company at its expense shall issue to or on the order of the Registered Holder a new warrant or warrants of like tenor, in the name of the Registered Holder or as the Registered Holder (on payment by the Registered Holder of any applicable transfer taxes) may direct, for the number of shares issuable upon exercise hereof.

5.           Adjustment.

5.1           Stock Dividends – Split-Ups.  If after the date hereof, and subject to the provisions of Section 5.6 below, the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock, or by a split-up of shares of Common Stock, or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Common Stock issuable on exercise of each Warrant shall be increased in proportion to such increase in outstanding shares of Common Stock.

5.2           Aggregation of Shares.  If after the date hereof, and subject to the provisions of Section 5.6, the number of outstanding shares of Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Common Stock issuable on exercise of each Warrant shall be decreased in proportion to such decrease in outstanding shares of Common Stock.

5.3           Adjustments in Exercise Price.  Whenever the number of shares of Common Stock purchasable upon the exercise of the Warrants is adjusted, as provided in Section 5.1 and 5.2 above, the Exercise Price shall be adjusted (to the nearest cent) by multiplying such Exercise Price immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of shares of Common Stock purchasable upon the exercise of the Warrants immediately prior to such adjustment, and (y) the denominator of which shall be the number of shares of Common Stock so purchasable immediately thereafter.

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5.4           Replacement of Securities upon Reorganization, etc.  In case of any reclassification or reorganization of the outstanding shares of Common Stock (other than a change covered by Section 5.1 or 5.2 hereof or that solely affects the par value of such shares of Common Stock), or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation or entity of all or substantially all of the assets or all or substantially all other property of the Company, as an entirety or substantially as an entirety, in connection with which the Company is dissolved, the Warrant holders shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the shares of Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the Warrant holder would have received if such Warrant holder had exercised his, her or its Warrant(s) immediately prior to such event; and if any reclassification also results in a change in the number of shares of Common Stock covered by Section 5.1 or 5.2, then such adjustment shall be made pursuant to Sections 5.1, 5.2, 5.3 and this Section 5.4.  The provisions of this Section 5.4 shall similarly apply to successive reclassifications, reorganizations, mergers or consolidations, sales or other transfers.

5.5           Notices of Changes in Warrant.  Upon every adjustment of the Warrant Price or the number of shares issuable upon exercise of a Warrant, the Company shall give written notice thereof to the Warrant Agent, which notice shall state the Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of a Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.  Upon the occurrence of any event specified in Sections 5.1, 5.2, 5.3 or 5.4, then, in any such event, the Company shall give written notice to each Warrant holder, at the last address set forth for such holder in the warrant register, of the record date or the effective date of the event, which notice shall state the Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of a Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.  Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event.

5.6           Form of Warrant.  The form of Warrant need not be changed because of any adjustment pursuant to this Section 5, and Warrants issued after such adjustment may state the same Exercise Price and the same number of shares as is stated in the Warrants initially issued pursuant to this Agreement.  However, the Company may at any time in its sole discretion make any change in the form of Warrant that the Company may deem appropriate and that does not affect the substance thereof, and any Warrant thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant or otherwise, shall be in the form as so changed

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6.           No Impairment. The Company will not, by amendment of its Articles of Incorporation, as amended, or through any reorganization, recapitalization, sale or transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant but will at all times in good faith carry out all such terms and take all such actions as may be reasonably necessary or appropriate in order to protect the rights herein of the holder of this Warrant against dilution or other impairment.

7.           Redemption.  At any time after _______, 2011, [first anniversary of the issuance date] this Warrant may be redeemed by the Company, in whole but not in part, at its sole option, upon not less than twenty (20) business days’ prior written notice as provided in Section 11 hereof (“Redemption Notice”) to the Registered Holder, at the redemption price of $0.01 per share for every share of Common Stock purchasable upon exercise hereof at the time of such redemption, if the last sale price of a share of Common Stock is at least 200% of the Exercise Price for the 10 consecutive trading days ending on the day prior to the day on which notice of redemption is given to the Registered Holder.  The sending of the Redemption Notice shall not affect the Registered Holder’s ability to exercise the Warrant at any time prior to the date of redemption.  On and after the date of redemption, the holder shall only have the right to receive $0.01 per share of Common Stock purchasable upon exercise hereof at the time of such redemption.

8.           Notices of Record Date, Etc.  In case the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right; or of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving entity), or any transfer of all or substantially all of the assets of the Company; or of the voluntary or involuntary dissolution, liquidation or winding-up of the Company, then, and in each such case, the Company will mail or cause to be mailed to the Registered Holder of this Warrant a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time deliverable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up.  The Company will use commercially reasonable efforts to cause such notice to be mailed promptly, and in any event, at least ten (10) business days prior to the record date or effective date for the event specified in such notice unless such prior notice is waived by the Registered Holder in writing.

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9.           No Rights of Shareholders.  Subject to other Sections of this Warrant and the provisions of the Exchange and Conversion Agreement, the Registered Holder shall not be entitled to vote, to receive dividends or subscription rights, nor shall anything contained herein be construed to confer upon the Registered Holder, as such, any of the rights of a shareholder of the Company, including without limitation any right to vote for the election of directors or upon any matter submitted to shareholders, to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance, or otherwise), to receive notices, or otherwise, until the Warrant shall have been exercised as provided herein.

10.           Replacement of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

11.           Mailing of Notices, Etc.

(i)            All notices, requests, consents, and other communications in connection with this Warrant shall be in writing and shall be deemed delivered (i) three (3) business days after being sent by registered or certified mail, return receipt requested, postage prepaid, (ii) one (1) business day after being sent via a reputable overnight courier service guaranteeing next business day delivery in the Holder’s country or region, or (iii) on actual receipt if delivered by facsimile or by hand, in each case delivery shall be made to the intended recipient as set forth below:

If to the Company:

Frederick’s of Hollywood Group Inc.
1115 Broadway
New York, New York 10010
Facsimile No.: (212) 213-4925
Attention: Thomas J. Lynch, Chief Executive Officer

With a copy to:

Graubard Miller
405 Lexington Avenue
New York, New York 10174
Facsimile No.: (212) 818-8881
Attention: David Alan Miller, Esq.

If to the Registered Holder:

To the address set forth in the Warrant Register as described in Section 4 hereof

12.         Change or Waiver. Any term of this Warrant may be changed or waived only by an instrument in writing signed by the party against which enforcement of the change or waiver is sought.

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13.         Headings. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

14.         Severability.  If any provision of this Warrant shall be held to be invalid and unenforceable, such invalidity or unenforceability shall not affect any other provision of this Warrant.

15.         Governing Law and Submission to Jurisdiction. This Warrant will be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict or choice of laws of any jurisdiction.  The parties hereby agree that any action, proceeding or claim against it arising out of, or relating in any way to this Warrant shall be brought and enforced in the courts of the State of New York, and irrevocably submit to such jurisdiction, which jurisdiction shall be exclusive.

16.         Supplements and Amendments.  The Company and the Registered Holder may from time to time supplement or amend this Warrant in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Holder may deem necessary or desirable.

17.         Successors.  All the covenants and provisions of this Warrant shall be binding upon and inure to the benefit of the Company and the Registered Holder and their respective successors and assigns hereunder.

18.         Benefits of this Warrant.  Nothing in this Warrant shall be construed to give to any person, entity or corporation other than the Company and the Registered Holder of the Warrant Certificate any legal or equitable right, remedy or claim under this Warrant; and this Warrant shall be for the sole and exclusive benefit of the Company and the Registered Holder of the Warrant Certificate.

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IN WITNESS WHEREOF, FREDERICK’S OF HOLLYWOOD GROUP INC. has caused this Warrant to be signed by its duly authorized officers under its corporate seal and to be dated on the day and year first written above.

FREDERICK’S OF HOLLYWOOD GROUP INC.

By:
Name:
Title:

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ANNEX A

NOTICE OF EXERCISE FORM

To:	Dated:

In accordance with the Warrant enclosed with this Form of Election to Purchase, the undersigned hereby irrevocably elects to purchase  _____________ shares of common stock (“Common Stock”), $.01 par value per share, of Frederick’s of Hollywood Group Inc. (“Company”) and encloses herewith $________ in cash, certified or official bank check or checks or other immediately available funds, which sum represents the aggregate Exercise Price (as defined in the Warrant) for the number of shares of Common Stock to which this Form of Election to Purchase relates, together with any applicable taxes payable by the undersigned pursuant to the Warrant.

or

In accordance with the Warrant enclosed with this Form of Election to Purchase, the undersigned hereby irrevocably elects to purchase ____________ shares of common stock (“Common Stock”), $.01 par value per share, of Frederick’s of Hollywood Group Inc. (“Company”) by surrender of the unexercised portion of the attached Warrant (with a “Market Value” of $____).

The undersigned hereby represents, warrants to, and agrees with, the Company that:

(i)            He/She/It is acquiring the Warrant Shares for his/her/its own account and not with a view towards the distribution thereof;

(ii)           He/She/It has received a copy of all reports and documents required to be filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended, within the last 12 months and all reports issued by the Company to its shareholders;

(iii)          He/She/It understands that he/she/it must bear the economic risk of the investment in the Warrant Shares, which cannot be sold unless they are registered under the Securities Act of 1933 (the “Securities Act”) or an exemption therefrom is available thereunder and that the Company is under no obligation to register the Warrant Shares for sale under the Securities Act;

(iv)          He/She/It is aware that the Company shall place stop transfer orders with its transfer agent against the transfer of the Warrant Shares in the absence of registration under the Securities Act or an exemption therefrom as provided herein;

Signature:

Address:

ANNEX B

ASSIGNMENT FORM

FOR VALUE RECEIVED, _________________________________ hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant with respect to the number of shares of Common Stock covered thereby set forth below, unto:

Name of Assignee	Address	No. of Shares

Dated:

Signature:

Dated:

Witness:

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